Exhibit 99.1

CARRIZO OIL & GAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 11, 2017, Carrizo Oil & Gas, Inc. (the “Company”), along with its wholly-owned subsidiary, Carrizo (Eagle Ford) LLC, entered into a purchase and sale agreement with EP Energy E&P Company, L.P. to sell a portion of its assets in the Eagle Ford Shale (the “Eagle Ford Properties”) for an agreed upon price of $245.0 million, with an effective date of October 1, 2017, subject to adjustment and customary terms and conditions. On December 11, 2017, the Company received $24.5 million as a deposit and on January 31, 2018, the Company received $211.7 million at closing, subject to post-closing adjustments, for aggregate net proceeds of $236.2 million, which includes preliminary purchase price adjustments primarily related to the net cash flows from the effective date to the closing date. The Company intends to use the net proceeds from the sale of the Eagle Ford Properties to fund a portion of the Company’s outstanding 7.50% Senior Notes due 2020 (“Senior Notes”) called for redemption on February 18, 2018 and March 2, 2018. Pending redemption of the Senior Notes, the Company used the net proceeds to repay borrowings outstanding under its revolving credit facility.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, gives effect to the disposition of the Eagle Ford Properties and the use of the net proceeds to redeem a portion of the Senior Notes as if they both occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 both give effect to the disposition of the Eagle Ford Properties and the use of the net proceeds to redeem a portion of the Senior Notes as if they both occurred on January 1, 2016.
The unaudited pro forma condensed consolidated financial statements do not purport to represent what the Company’s financial position or results of operations would have been had the disposition of these properties and the redemption of a portion of the Senior Notes actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations.

CARRIZO OIL & GAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)

	September 30, 2017
	Historical	Pro Forma Adjustments		Pro Forma
Assets
Total current assets	$102,727	($652)	(1)	$102,075
Property and equipment
Oil and gas properties, net, full cost method
Proved properties, net	1,882,575	(236,759)	(2)	1,645,816
Unproved properties, not being amortized	740,205	(5,111)	(3)	735,094
Other property and equipment, net	10,538	—		10,538
Total property and equipment, net	2,633,318	(241,870)		2,391,448
Other assets	9,681	—		9,681
Total Assets	$2,745,726	($242,522)		$2,503,204

Liabilities and Shareholders’ Equity
Total current liabilities	$318,439	(2,899)	(4)	$315,540
Long-term debt	1,701,439	(229,571)	(5)(6)(7)	1,471,868
Other liabilities	123,769	(3,435)	(8)	120,334
Total liabilities	2,143,647	(235,905)		1,907,742
Commitments and contingencies
Preferred Stock
Preferred stock, $0.01 par value	213,400	—		213,400
Shareholders’ equity
Common stock, $0.01 par value	815	—		815
Additional paid-in capital	1,926,798	—		1,926,798
Accumulated deficit	(1,538,934)	(6,617)	(9)	(1,545,551)
Total shareholders’ equity	388,679	(6,617)		382,062
Total Liabilities and Shareholders’ Equity	$2,745,726	($242,522)		$2,503,204

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CARRIZO OIL & GAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Nine Months Ended September 30, 2017
	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Crude oil	$422,999	($28,972)	(1)	$394,027
Natural gas liquids	27,678	(3,336)	(1)	24,342
Natural gas	48,440	(3,432)	(1)	45,008
Total revenues	499,117	(35,740)		463,377

Costs and Expenses
Lease operating	100,767	(12,525)	(1)	88,242
Production taxes	21,092	(1,690)	(1)	19,402
Ad valorem taxes	5,776	(346)	(1)	5,430
Depreciation, depletion and amortization	181,018	(14,095)	(2)	166,923
General and administrative, net	49,328	—		49,328
(Gain) loss on derivatives, net	(27,004)	—		(27,004)
Interest expense, net	62,350	(13,001)	(3)	49,349
Other expense, net	1,640	—		1,640
Total costs and expenses	394,967	(41,657)		353,310

Income Before Income Taxes	104,150	5,917		110,067
Income tax expense	—	—	(4)	—
Net Income	$104,150	$5,917		$110,067
Dividends on preferred stock	(2,249)	—		(2,249)
Net Income Attributable to Common Shareholders	$101,901	$5,917		$107,818

Net Income Attributable to Common Shareholders Per Common Share
Basic	$1.44			$1.52
Diluted	$1.43			$1.52

Weighted Average Common Shares Outstanding
Basic	70,728			70,728
Diluted	71,147			71,147

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CARRIZO OIL & GAS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Year Ended December 31, 2016
	Historical	Pro Forma Adjustments		Pro Forma
Revenues
Crude oil	$378,073	($52,161)	(1)	$325,912
Natural gas liquids	22,428	(5,257)	(1)	17,171
Natural gas	43,093	(6,219)	(1)	36,874
Total revenues	443,594	(63,637)		379,957

Costs and Expenses
Lease operating	98,717	(21,125)	(1)	77,592
Production taxes	19,046	(2,974)	(1)	16,072
Ad valorem taxes	5,559	(445)	(1)	5,114
Depreciation, depletion and amortization	213,962	(31,019)	(2)	182,943
General and administrative, net	74,972	—		74,972
(Gain) loss on derivatives, net	49,073	—		49,073
Interest expense, net	79,403	(17,533)	(3)	61,870
Impairment of proved oil and gas properties	576,540	(126,961)	(5)	449,579
Other expense, net	1,796	—		1,796
Total costs and expenses	1,119,068	(200,057)		919,011

Loss Before Income Taxes	(675,474)	136,420		(539,054)
Income tax benefit	—	—	(4)	—
Net Loss	($675,474)	$136,420		($539,054)

Net Loss Per Common Share
Basic	($11.27)			($8.99)
Diluted	($11.27)			($8.99)

Weighted Average Common Shares Outstanding
Basic	59,932			59,932
Diluted	59,932			59,932

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

CARRIZO OIL & GAS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION
On December 11, 2017, the Company, along with its wholly-owned subsidiary, Carrizo (Eagle Ford) LLC, entered into a purchase and sale agreement with EP Energy E&P Company, L.P. to sell a portion of the Eagle Ford Properties for an agreed upon price of $245.0 million, with an effective date of October 1, 2017, subject to adjustment and customary terms and conditions. On December 11, 2017, the Company received $24.5 million as a deposit and on January 31, 2018, the Company received $211.7 million at closing, subject to post-closing adjustments, for aggregate net proceeds of $236.2 million, which includes preliminary purchase price adjustments primarily related to the net cash flows from the effective date to the closing date. The Company intends to use the net proceeds from the sale of the Eagle Ford Properties to fund a portion of the Company’s outstanding Senior Notes called for redemption on February 18, 2018 and March 2, 2018. Pending redemption of the Senior Notes, the Company used the net proceeds to repay borrowings outstanding under its revolving credit facility.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017, gives effect to the disposition of the Eagle Ford Properties and the use of the net proceeds to redeem a portion of the Senior Notes as if they both occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 both give effect to the disposition of the Eagle Ford Properties and the use of the net proceeds to redeem a portion of the Senior Notes as if they both occurred on January 1, 2016.
The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes. The Company’s management believes the assumptions used provide a reasonable basis for presenting the significant effects of the disposition and the redemption of a portion of the Senior Notes and are factually supportable, directly attributable to the disposition and, with respect to the statements of operations, expected to have a continuing impact. No adjustment has been made to the sale proceeds to give effect to any potential post closing adjustments under the terms of the purchase and sale agreement.
The unaudited pro forma condensed consolidated financial statements do not purport to represent what the Company’s financial position or results of operations would have been had the disposition of these properties and the redemption of a portion of the Senior Notes actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. In addition, the $6.6 million loss on extinguishment of debt associated with the redemption of a portion of the Company’s outstanding Senior Notes, was not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2016 as this nonrecurring item is not expected to have a continuing impact.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included its Annual Report on Form 10-K for the year ended December 31, 2016 and the unaudited consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.
2. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 reflects the following pro forma adjustments:

(1)	Reflects the reduction of oil in inventory attributable to the Eagle Ford Properties.

(2)	Reflects the net proceeds from the Eagle Ford Properties as a reduction of Proved properties, net partially offset by the transfer of Unproved properties, not being amortized described below.

(3)	Reflects a transfer of Unproved properties, not being amortized, to Proved properties, net attributable to the Eagle Ford Properties.

(4)	Eliminate the revenue suspense associated with the Eagle Ford Properties.

(5)	Reflects the use of the net proceeds from the Eagle Ford Properties to redeem $236.2 million aggregate principal amount of Senior Notes.

(6)
Reflects an increase in borrowings under the Company’s revolving credit facility of $4.4 million for the redemption premium associated with the redemption of $236.2 million aggregate principal amount of Senior Notes.

(7)	Eliminate unamortized debt issuance costs and unamortized premium associated with the redemption of $236.2 million aggregate principal amount of Senior Notes.

(8)	Eliminate the asset retirement obligations associated with the Eagle Ford Properties.

(9)
Reflects the impact to the Company’s accumulated deficit of the loss on extinguishment of debt associated with the redemption of $236.2 million aggregate principal amount of Senior Notes. If the debt was redeemed on September 30, 2017, the resulting pre-tax and after-tax loss would have been $6.6 million, which consists of the redemption premium and unamortized debt issuance costs, net of unamortized premium. The loss was not included in the pro forma condensed consolidated statement of operations for the year ended December 31, 2016 as this nonrecurring item is not expected to have a continuing impact.

3. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 reflect the following pro forma adjustments:

(1)	Eliminate the revenues and operating expenses of the Eagle Ford Properties.

(2)	Eliminate the depreciation, depletion and amortization related to the Eagle Ford Properties.

(3)
Reflects the reduction to interest expense, net associated with the redemption of a portion of the Company’s Senior Notes, including the reduction in the amortization of the associated debt issuance costs and premiums, partially offset by a reduction in capitalized interest due to lower average balances of unproved properties attributable to the Eagle Ford Properties.

(4)
Income tax effect of the pro forma adjustments is zero as the Company has concluded that it was more likely than not that the deferred tax assets will not be realized and recorded a valuation allowance against its net deferred tax assets, reducing the net deferred tax assets to zero. The Company’s disposition of the Eagle Ford Properties does not change the Company’s prior conclusion.

(5)	Eliminate the impairment of proved oil and gas properties related to the Eagle Ford Properties.